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                                                                EXHIBIT 10.16

                             [COMERICA LETTERHEAD]


September 25, 1996


Ms. Cynthia Morris, CFO
Sun Coast Holdings, Inc
2700 Westmoreland Ave.
Dallas, Texas 75233

RE: Loan Agreement (as amended from time to time, the "Loan Agreement") between Comerica Bank-Texas ("Lender") and Sun Coast Holdings, Inc., ("Borrower") dated December 20, 1995.

Dear Ms. Morris:

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Loan Agreement. As of June 30, 1996, Borrower was in violation of certain provisions of the Loan Agreement and has requested Lender to provide a limited waiver of such violations.

        In consideration of Lender granting the limited waiver set forth herein, Lender and Borrower (with the express consent and confirmation of Guarantors) agree as follows:

        1. Notwithstanding the provisions of Section 11.5 of the Loan Agreement, as of June 30, 1996, Borrower shall not be deemed to have been in default under the Loan Agreement because as of such date, Tangible Net Worth (as defined in the Loan Agreement) was less than the required $14,650,000 however, after June 30, 1996, the provisions of Section 11.5 of the Loan Agreement shall apply as originally written and shall govern all periods subsequent to June 30, 1996.

        2. Notwithstanding the provisions of Section 11.7 of the Loan Agreement, as of June 30, 1996, Borrower shall not be deemed to have been in default under the Loan Agreement because as of such date, Fixed Charge Coverage (as defined in the Loan Agreement) was less than the required 1.30 to 1.0 however, after June 30, 1996, the provisions of Section 11.7 of the Loan Agreement shall apply as originally written and shall govern all periods subsequent to June 30, 1996.

        3. Effective October 1, 1996, and until Lender notifies Borrower otherwise in writing, the Applicable Margin shall be 1.25% for Prime Rate Advances and 3.50% for CD Advances and for LIBOR Advances.


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SUN COAST WAIVER
SEPTEMBER 25, 1996
PAGE 2


        The preceding waiver and modification is for a limited time and purpose herein expressed. Such waiver shall not adversely affect or impair any rights or remedies available to Lender under the Loan Agreement, or otherwise, and shall not constitute a waiver of any subsequent defaults or other violations of the provisions of the Agreement and shall not imply that the Lender will in the future grant any other waivers or modifications.

        The preceding waiver and modification shall not be effective until Lender shall have received a copy of this letter bearing the original signatures of Borrower and the Guarantors. To the extent this letter constitutes a notice, it is being transmitted as a courtesy to you and is not an admission that any written notice is otherwise due you, nor is it an election or waiver of remedies by Lender.

Sincerely,

/s/ G. CHRISTOPHER JONES
G. Christopher Jones

ACKNOWLEDGED, ACCEPTED AND AGREED TO
AS OF THE DATE OF THE ABOVE LETTER:

BORROWER

SUN COAST HOLDINGS, INC.

BY:  Cynthia R. Morris
ITS: Vice Chairman

ACKNOWLEDGED, ACCEPTED AND AGREED TO (AND CONFIRMING IN ALL RESPECTS THE GUARANTY OF EACH OF THE UNDERSIGNED GUARANTORS) AS OF THE DATE OF THE ABOVE
LETTER:

GUARANTORS:

SUN COAST HOLDINGS, INC.

BY:  Cynthia R. Morris
ITS: Vice Chairman

SUN COAST CLOSURES, INC.

BY:  Cynthia R. Morris
ITS: Executive Vice President

PLASTICS MANUFACTURING COMPANY

BY:  Cynthia R. Morris
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ITS: Executive Vice President



CUSTOM LAMINATES, INC.

BY:   Cynthia R. Morris
ITS:  Executive Vice President



SUN COAST ACQUISITION, INC.

BY:   Cynthia R. Morris
ITS:  Executive Vice President

cc:  Joe T. Hyde
     Loan Agreement File